As filed with the Securities and Exchange Commission on December 1, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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ROYCE GLOBAL VALUE TRUST, INC.
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N/A
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Royce Global Value Trust, Inc.

Special Meeting of Stockholders Postponed to December 17, 2020

Reminds that ISS and Glass Lewis & Co. have recommended stockholders vote “FOR” the approval of the new investment advisory agreement

NEW YORK, November 30, 2020 / PRNewswire/ -- Royce Global Value Trust, Inc. (NYSE: RGT) (the “Fund”) today announced that the Special Meeting of Stockholders of the Fund (the “Meeting”) previously scheduled for Tuesday, December 1, 2020 at 1:00 p.m. Eastern Time has been postponed to Thursday, December 17, 2020 at 1:00 p.m. Eastern Time in order to solicit additional stockholder votes. The record date of the close of business on September 8, 2020 remains unchanged. As previously announced, due to the continuing public health impact of the COVID-19 pandemic and to support the health and safety of the Fund’s stockholders, the Meeting will be held in a virtual meeting format and will be accessible solely by means of remote communication.

The Meeting is being held to approve a new investment advisory agreement with Royce Investment Partners (“Royce”)1, the Fund’s investment manager. As of the afternoon of November 30, 2020, 4,657,804 shares are in favor of the Fund’s new investment advisory agreement with Royce, which represents more than 64% of the total votes received, and more than 44% of the Fund’s outstanding shares.2 Such tabulation does not include certain proportional votes expected to be received at the Meeting. This is a significant increase over previous proxy tallies following the Fund’s previously announced conditional tender offer at 100% of net asset value (NAV) for up to 40% of its outstanding shares. Stockholder approval of the Fund’s new investment advisory agreement requires the affirmative vote of the lesser of: (i) 67% or more of the Fund’s shares present at the Meeting if the holders of more than 50% of the Fund’s shares are present, in person or by proxy, at such Meeting or (ii) more than 50% of the Fund’s outstanding shares.

Previously submitted proxies are revocable. The previous submission of proxies also will not affect your right to vote in the event that you attend the Meeting. Please note, however, that attendance alone at the Meeting without voting will not be sufficient to revoke a previously authorized proxy. Stockholders are not required to attend the Meeting to vote on the proposal. Whether or not stockholders plan to attend the Meeting, the Fund urges stockholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement. Each vote is important, regardless of the number of shares owned, and not voting has the same effect as voting against the new investment advisory agreement.

The two leading proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co., have recommended stockholders vote “FOR” the approval of the new investment advisory agreement.

Additional Information About the Meeting

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners and has served as the Fund’s investment adviser since the Fund’s inception.

2 This tabulation is based solely on the proxy cards received by the Fund’s proxy solicitor through the afternoon of November 30, 2020. This tabulation is preliminary and does not reflect the final results of the Meeting. At any point at or prior to the Meeting, stockholders can change their vote and revoke their proxy or vote. The final results of the proxy solicitation will not be known until the Meeting is held.

The Fund has filed a supplement (the “Supplement”) to its definitive proxy statement, dated May 11, 2020 (as supplemented, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Supplement contains, among other things, a new notice with an updated record date. The Supplement was distributed to all stockholders entitled to vote at the Meeting. Stockholders are advised to read the Proxy Statement and the Supplement in full because they contain important information about the proposal. The Proxy Statement and the Supplement are available on the Internet at http://www.ReadOurMaterials.com/rgt. The Proxy Statement, the Supplement, and other documents filed by the Fund are also available for free on the SEC's website at http://www.sec.gov.

The WHITE proxy card included with the proxy materials that were distributed to stockholders as of the close of business on the original record date (i.e., May 1, 2020) has not been updated to reflect the changes in location, date, or time for the Meeting. The WHITE proxy card included with the proxy materials that were distributed to stockholders as of the close of business on the new record date (i.e., September 8, 2020) has not been updated to reflect the date change for the Meeting. Both WHITE proxy cards may, however, continue to be used by stockholders entitled to vote at the Meeting.

The Meeting will be held at the following website: http://www.meetingcenter.io/249551845. To participate in the Meeting, Fund stockholders must enter the following password: RGVT2020. Fund stockholders must also enter the control number that appears on the WHITE proxy card that they previously received from the Fund.

The website for the Meeting will become accessible to stockholders beginning at approximately 1:00 p.m. Eastern Time on December 16, 2020. Stockholders are encouraged to access the website beginning at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote using the stockholder ballot accessible on the Meeting website. Such ballot will contain instructions on how to submit votes during the Meeting, including the email address to which the completed ballot and any legal proxies should be sent. For questions relating to participation at the Meeting by remote communication, please call Computershare Fund Services (“Computershare”) toll-free at (800) 426-5523.

Stockholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare. Stockholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 1:00 p.m. Eastern Time on December 11, 2020. Stockholders will receive a confirmation email from Computershare of the stockholder’s registration and a control number that will allow the stockholder to vote at the Meeting.

Stockholders who need assistance voting may contact the Fund’s proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America). Banks and brokers may call collect at (212) 750-5833.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of common stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statements

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the SEC, including the Fund’s Annual Report to Stockholders on Form N-CSR for the year ended December 31, 2019, the Fund’s Semiannual Report to Stockholders on Form N-CSRS for the six-month period ended June 30, 2020, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund does not undertake any responsibility to update publicly or revise any forward-looking statement.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher
Lucas Pers

212-355-4449